UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2009

NPC International, Inc.

(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	333-138338 (Commission File Number)	48-0817298 (I.R.S. Employer Identification No.)

7300 West 129th Street

Overland Park, Kansas 66213

(Address of principal executive office)(Zip Code)

(913) 327-5555

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 19, 2009, NPC International, Inc. (the “Company” or “NPC”) consummated the following acquisition and disposition transactions pursuant to an Asset Purchase and Sale Agreement (“PSA”) with Pizza Hut, Inc. and Pizza Hut of America, Inc. (collectively “PHI”): (1) PHI purchased from NPC 42 Pizza Hut units located in and around Evansville, Indiana and Shreveport, Louisiana and (2) NPC purchased from PHI 55 Pizza Hut units located in and around Denver, Colorado. NPC operated approximately 1,098 units as a franchisee of PHI in 27 states prior to consummation of the transaction and operates 1,111 units in 28 states as a result of the transaction. The amount of consideration paid by the parties for the Pizza Hut units was determined by arm’s-length negotiations.

Pursuant to the PSA, PHI acquired 42 Pizza Hut units, including one unit that was recently constructed and in operation for a period of less than 52 weeks, from NPC for $19.0 million in cash and NPC acquired 55 Pizza Hut units, including two units recently constructed or currently under construction for $18.5 million in cash. In addition to the purchase price, each party agreed to reimburse the other party for certain working capital items received by the acquiring party in the transaction. With respect to the 10 fee-owned locations owned by PHI associated with the units acquired by NPC, NPC is leasing these properties from PHI on specified terms. With respect to the one fee-owned location owned by NPC associated with the units acquired by PHI, PHI is leasing NPC’s fee property for a term of ten years with the right to purchase the property beginning January 1, 2010 at a specified price.

The source of the consideration for the purchase of units by NPC was funded entirely with proceeds received from the sale of Pizza Hut units to PHI.

A detailed description of the transaction can be found in the PSA, which is filed with this Current Report on Form 8-K as Exhibit 2.5. The foregoing description of this transaction is qualified in its entirety by reference to such exhibit. The PSA was attached to provide investors with information regarding its terms. The PSA was not intended to provide any other factual information about NPC or PHI or their respective businesses or operations. In particular, the assertions embodied in the representations, warranties and covenants contained in the PSA may be subject to qualifications with respect to materiality, knowledge and other matters and are qualified by information in confidential disclosure schedules provided by NPC and PHI to each other in connection with the signing of the PSA. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the PSA. Moreover, certain representations, warranties and covenants in the PSA were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the PSA, which subsequent information may or may not be fully reflected in NPC’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the PSA as characterizations of the actual state of facts about NPC or PHI or their respective businesses or operations.

As reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2008, NPC expects to record a material non-cash charge in the fourth quarter of 2008 for impairment to the assets being sold by NPC pursuant to the PSA.

Item 7.01	Regulation FD Disclosure.

On January 20, 2009, NPC issued a press release announcing the closing of the PSA. A copy of the press release is furnished with this Current Report as Exhibit 99.1, and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information
(i)

The pro forma financial information related to the 55 Pizza Hut units purchased by NPC from PHI required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(ii)

The pro forma financial information related to the 42 Pizza Hut units sold by NPC to PHI required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed. In addition, based upon information currently available to NPC, NPC is providing the following narrative description of the pro forma effects of the disposition of the units, quantified to extent practicable, on NPC’s financial condition as of September 23, 2008 and NPC’s results of operations for the 39 weeks ended September 23, 2008 and the fiscal years ended December 25, 2007, December 26, 2006 and December 27, 2005. The pro forma information discussed below has not been audited.

Net product sales of NPC for the respective periods described below would be reduced in NPC’s statements of income by the amounts of the net product sales from the 42 Pizza Hut units, which were as follows (amounts in thousands):

	39 weeks ended	52 weeks ended	52 weeks ended	52 weeks ended
	September 23, 2008	December 25, 2007	December 26, 2006	December 27, 2005
Net Product Sales	$22,822	$34,923	$33,437	$32,644

The computation of pro forma operating income requires allocation of corporate expenses to the Pizza Hut units sold and is not practicable to provide in this filing; however, NPC believes that restaurant costs and expenses (including cost of sales, direct labor, and other restaurant and operating expenses) as a percentage of sales for the 42 Pizza Hut units are reasonably comparable to those for the store base of all NPC Pizza Hut units on a combined basis for the respective periods.

It is not practicable for NPC to compute the pro forma changes to its balance sheet dated September 23, 2008 in this filing. Generally, the pro forma adjustments to the balance sheet would include an increase in cash and a reduction in amounts recorded for franchise rights, fixed assets and goodwill as well as adjustments to other miscellaneous working capital items.

The foregoing discussion should be read in conjunction with NPC’s historical financial statements and management’s discussion and analysis of financial condition and results of operations in its periodic reports filed with the Securities and Exchange Commission. The foregoing discussion is not intended to be indicative of the results of operations or financial position that would have been achieved had the disposition been consummated as of the dates indicated above, nor does the discussion purport to indicate results which may be attained in the future.

(d)	Exhibits
Number	Description
2.5	Asset Purchase and Sale Agreement dated as of December 15, 2008 between NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.
99.1	Press Release dated January 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NPC INTERNATIONAL, INC.

By:	/s/ Troy D. Cook
Troy D. Cook
Executive Vice President Finance and
Chief Financial Officer

Date: January 20, 2009

INDEX TO EXHIBITS

Exhibit	Description
2.5	Asset Purchase and Sale Agreement dated as of December 15, 2008 between NPC International, Inc., Pizza Hut of America, Inc. and Pizza Hut, Inc.

99.1	Press Release dated January 20, 2009.